SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               December 28, 2001
                            ________________________
                        (Date of earliest event reported)

                                TEREX CORPORATION
              ____________________________________________________
             (Exact name of Registrant as specified in its charter)


        Delaware                 1-10702                 34-1531521
    ________________         ________________     _________________________
(State of Incorporation)  (Commission File No.)(IRS Employer Identification No.)


                500 Post Road East, Suite 320, Westport, CT 06880
              ____________________________________________________
               (Address of principal executive offices) (zip code)


                                 (203) 222-7170
              ____________________________________________________
              (Registrant's telephone number, including area code)


                                 Not Applicable
              ____________________________________________________
          (Former name or former address, if changed since last report)

Item 5.  Other Events

     On December 28, 2001, Terex Corporation (the "Company") completed its previously announced acquisition of Atlas Weyhausen GmbH ("Atlas"), a German manufacturer of wheeled excavators and truck mounted articulated cranes.

     In addition, on January 14, 2002, the Company completed its previously announced acquisition of The Schaeff Group of Companies ("Schaeff"), a German manufacturer of compact construction equipment, including mini and midi excavators, compact wheel loaders and a full range of scrap material handlers. The acquisition of Schaeff was consummated pursuant to an Agreement on the Sale and Purchase of Shares of the Schaeff Group of Companies, dated as of November 26, 2001, among the Company, its wholly-owned subsidiary and the parties named therein (the "Acquisition Agreement"). A copy of the Acquisition Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated herein by reference.

     The Atlas and Schaeff acquisitions augment the Company's strategy of diversifying both the products and geographic range of customer offerings and also increase the Company's presence in Germany. The acquisitions also provide opportunities for production and distribution synergies among Atlas, Schaeff and other Company products.

     On January 14, 2002, the Company also sold an aggregate of 1,346,582 shares of its common stock, par value $0.01 per share, at a price of $17.3045 per share, to the former owners of Schaeff pursuant to a Stock Purchase Agreement Concerning the Acquisition of Terex Common Stock, dated as of November 26, 2001 (the "Investment Agreement"), among the Company, its wholly-owned subsidiary and the parties named therein. A copy of the Investment Agreement is attached hereto as Exhibit 10.2 and is hereby incorporated herein by reference. A copy of the Prospectus Supplement, dated January 14, 2002, to the Prospectus dated January 9, 2002, relating to the sale of these shares is attached hereto as Exhibit 20.1 and is hereby incorporated herein by reference. The Company will use the proceeds from the sale of these shares (approximately $23.3 million before deducting expenses) for general corporate purposes, which may include acquisitions and prepayment of debt.

Item 7.   Financial Statements and Exhibits

          (c)  Exhibits

               5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP regarding the validity of the common stock.

               10.1 Agreement on the Sale and Purchase of Shares of the Schaeff
                    Group of Companies, dated as of November 26, 2001, among Terex Corporation, its wholly-owned subsidiary and the parties named therein.

               10.2 Stock Purchase Agreement Concerning the Acquisition of Terex
                    Common Stock, dated as of November 26, 2001, among Terex Corporation, its wholly-owned subsidiary and the parties named therein.

               20.1 Prospectus Supplement, dated January 14, 2002, to Prospectus dated January 9, 2002 of Terex Corporation.

               23.1 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP
                    (included as part of Exhibit 5.1).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       TEREX CORPORATION


                                       By:/s/ Eric I Cohen
                                             ---------------------
                                              Eric I Cohen
                                              Senior Vice President


Date: January 15, 2002

                                  EXHIBIT INDEX




Exhibit
No.



5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP regarding the validity of the common stock.

10.1 Agreement on the Sale and Purchase of Shares of the Schaeff Group of Companies, dated as of November 26, 2001, among Terex Corporation, its wholly-owned subsidiary and the parties named therein.

10.2 Stock Purchase Agreement Concerning the Acquisition of Terex Common Stock, dated as of November 26, 2001, among Terex Corporation, its wholly-owned subsidiary and the parties named therein.

20.1 Prospectus Supplement, dated January 14, 2002, to Prospectus dated January 9, 2002 of Terex Corporation.

23.1 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of Exhibit 5.1).